UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2018

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, NiSource Inc. (the “Company”) announced it has appointed Pablo A. Vegas as Executive Vice President and President, Gas Utilities and Peter T. Disser as Vice President, Internal Audit, effective January 1, 2019.

Mr. Vegas, age 45, previously served as Executive Vice President, Chief Restoration Officer since September 2018 and Executive Vice President, Gas Business Segment and Chief Customer Officer from May 2017 to September 2018. Mr. Vegas joined the Company in May 2016 as Executive Vice President and President, Columbia Gas Group, after holding a variety of senior executive positions in the regulated utility and consulting industries, including most recently as president and chief operating officer of American Electric Power (“AEP”) Ohio from 2012 to 2016. He joined AEP in 2005, serving in leadership positions in information technology and finance. In 2008, he assumed the role of President and Chief Operating Officer for AEP Texas, overseeing distribution operations as well as safety, customer service, community affairs and regulatory functions. From 2010 to 2012, he served as AEP’s Vice President and Chief Information Officer.

Mr. Disser, age 50, previously served as Chief Operating Officer since September 2018 and Vice President, Audit of the Company from November 2017 to September 2018. Prior thereto, he served as Vice President of Planning and Analysis of the Company from June 2015 to November 2017, and Chief Financial Officer of Northern Indiana Public Service Company (“NIPSCO”), a wholly-owned subsidiary of the Company, from 2009 to June 2015. At NIPSCO, he was responsible for all finance and accounting functions, in addition to its gas and electric supply portfolio management and dispatch, and its rates and regulatory services functions.

Neither Mr. Vegas nor Mr. Disser has entered into any material compensation plan, contract, arrangement or amendment in connection with his new appointment or has any direct or indirect material interest in any transaction or proposed transaction involving the Company required to be reported under Item 404(a) of Regulation S-K. There is no arrangement or understanding pursuant to which either of these persons was selected as an officer of the Company, and there is no family relationship requiring disclosure under Item 401(d) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On December 12, 2018, the Company issued a press release announcing the appointments of Messrs. Vegas and Disser and other organizational changes. A copy of that press release is furnished as an exhibit to this report.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued on December 12, 2018 by NiSource Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

December 13, 2018	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer